Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated March 16, 2007, accompanying the audited financial statements of Tekoil & Gas Corporation and Subsidiaries at December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and hereby consent to the incorporation by reference to such report in Amendment No. 1 to Registration Statement on Form SB-2.

September 28, 2007	/s/ Madsen & Associates, CPA’s Inc.